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                                                                   Exhibit 10.2

                                 AMENDMENT OF LEASE


     THIS AMENDMENT OF LEASE, made this 10th day of August, 1994, between Opus Corporation ("Landlord") and Select Comfort Corporation ("Tenant").

                                      RECITALS

     Landlord, as landlord, and Tenant, as tenant, are parties to a Net Lease Agreement dated December 3, 1993 relating to real estate in Plymouth, Hennepin County, Minnesota (the "Lease").

     Landlord has provided $50,000 in change orders pursuant to Section 20.29 of the Lease, resulting in an annual increase of $7,120 over the term of the Lease, and has in addition provided an additional $65,779 of improvements, for which an additional $36,887 in annual rent will be paid for the first two years of the Lease term. The leased premises has been enlarged to provide land for additional future parking, and the parties have agreed to a $2,500 annual rental payment over the term of the Lease to reflect this additional land.

     By this amendment, the parties desire to confirm the commencement date of the term of the Lease and provide for the additional premises and the additional rental referred to above.

NOW, THEREFOR, the parties hereto agree as follows:

          1. The Commencement Date, as defined in the Lease, is June 6, 1994. The last day of the Initial Term, as defined in the Lease, is June 1, 2004.

          2. The legal description in Exhibit A to the Lease is changed to Lot 1, Block 1, Bass Creek Business Park 3rd Addition, which Landlord will complete and record.

          3. Lines 7 through 15 of Section 3.1 of the Lease are amended as follows:

          or at such other place as Landlord may from time to time designate in writing, an annual rental for the Initial Term of this Lease of $507,213 for the period beginning on the Commencement Date and ending May 31, 1996, $470,326 for the period beginning June 1, 1996 and ending May 31, 1997, $487,222 for the period beginning June 1, 1997 and ending May 31, 2000, $552,818 for the period beginning June 1, 2000 and ending May 31, 2002, and $594,561 for the balance of the Initial Term, payable monthly, in advance, in equal installments, commencing on the Commencement Date and continuing on the first day of each month thereafter for the succeeding months during the balance of the Initial Term. The rent provided for in this Section 3.1 is hereafter called the "Base Rent".

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          4.  Except as hereby specifically amended, the Lease and all of the terms and provisions thereof remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be made as of the day and year first above stated.


                                    OPUS CORPORATION

                                    By:  /s/
                                         -----------------------------------
                                    Its:  Vice President, General Manager
                                         -----------------------------------


                                    SELECT COMFORT CORPORATION

                                    By:  /s/
                                         -----------------------------------
                                    Its:  COO/CFO
                                         -----------------------------------